Exhibit (m)(xi)

FORM OF APPENDIX A
AMENDED AND RESTATED SHAREHOLDER SERVICES AND DISTRIBUTION PLAN
[              ,] 2014

Name of Fund	Name of Class
The Arbitrage Fund	Class A
Class C
Class R

The Arbitrage Event-Driven Fund	Class A
Class C
Class R

The Arbitrage Credit Opportunities Fund	Class A
Class C
Class R

The Arbitrage Tactical Equity Fund	Class A
Class C
Class R